SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934
                                 (Amendment No.  )

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Check the appropriate box:
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     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      SIMMONS FIRST NATIONAL CORPORATION
             (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                       SIMMONS FIRST NATIONAL CORPORATION


March 20, 1998




Dear Shareholder:

It is our pleasure to enclose the 1997 Annual Report for your Corporation. During 1997, our associates excelled in meeting the challenge of growth and austerity, while meeting the highest quality customer service standards. We hope you will find the reading of this report another pleasant experience.

Our Annual Shareholders' Meeting will be held the evening of Tuesday, April 28, 1998 at the Pine Bluff Convention Center. As is our custom, you and your spouse, or guest, are cordially invited to join us for dinner, which will be served at 6:30 p.m. The business meeting will follow at 7:45 p.m.

Your dinner reservation form is included on your proxy, which is also enclosed with your proxy statement and a return envelope for your convenience. Please read the Statement and return your Proxy and dinner reservation as promptly as possible.

We thank you again for your support, and we look forward to seeing you on April 28.

Sincerely,

/s/ J. Thomas May

J. Thomas May
Chairman, President and
Chief Executive Officer

JTM/



                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation will be held at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, at 7:45 P.M., on Tuesday, April 28, 1998 for the following purposes:

     1.   To fix at 9 the number of directors to be elected at the meeting;

     2. To elect 9 persons as directors to serve until the next annual shareholders' meeting and until their successors have been duly elected and qualified;

     3. To amend the Articles of Incorporation to increase the number of authorized shares of Class A, $1.00 par value, Common Stock of the Company from 10,000,000 to 30,000,000; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on February 18, 1998, will be entitled to vote at the meeting.


BY ORDER OF THE BOARD OF DIRECTORS:


John L. Rush, Secretary
Pine Bluff, Arkansas
March 20, 1998




                         ANNUAL MEETING OF SHAREHOLDERS

                       SIMMONS FIRST NATIONAL CORPORATION
                                 P. O. Box 7009
                           Pine Bluff, Arkansas 71611

                                 PROXY STATEMENT
                      Meeting to be held on April 28, 1998
         Proxy and Proxy Statement furnished on or about March 21, 1998

     The enclosed proxy is solicited on behalf of the Board of Directors of Simmons First National Corporation (the "Company") for use at the annual meeting of the shareholders of the Company to be held on Tuesday, April 28, 1998, at 7:45 p.m., at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, or at any adjournment or adjournments thereof. When such proxy is properly executed and returned, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted in favor of the proposals set forth in the notice previously delivered.

                              REVOCABILITY OF PROXY

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted.

                        COSTS AND METHOD OF SOLICITATION

     The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     At the meeting, holders of the $1.00 par value Class A common stock (the "Common Stock") of the Company, the only class of stock of the Company outstanding, will be entitled to one vote, in person or by proxy, for each share of the Common Stock owned of record, as of the close of business on February 18, 1998. On that date, the Company had outstanding 5,726,812 shares of the Common Stock; 865,549 of such shares were held by the Trust and Investment Management Group of Simmons First National Bank (the "Bank") in a fiduciary capacity, of which 61,632 shares will not be voted at the meeting. Hence, 5,665,450 shares will be deemed outstanding and entitled to vote at the meeting.

     All actions requiring a vote of the shareholders must be taken at a meeting in which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each proposal subject to a stockholder vote, other than the election of directors, approval requires that the votes cast for the proposal exceed the votes cast against it. The election of directors will be approved, if each director nominee receives a plurality of the votes cast. All proxies submitted will be tabulated by the Bank.

      With respect to the election of directors, a shareholder may withhold authority to vote for all nominees by checking the box "withhold authority for all nominees" on the enclosed proxy or may withhold authority to vote for any nominee or nominees by checking the box "withhold authority for certain nominees" and lining through the name of such nominee or nominees for whom the authority to vote is withheld as it appears on the enclosed proxy. The enclosed proxy also provides a method for shareholders to abstain from voting on each other matter presented. By abstaining, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

     An abstention or a broker non-vote, (i.e., when a shareholder does not grant his or her broker authority to vote his or her shares on non-routine matters) will have no effect on any item to be voted upon by the shareholders.

     In the event a shareholder executes the proxy but does not mark the ballot to vote (or abstain) on any one or more of the proposals, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such proposals. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this Proxy Statement, the Board of Directors has no knowledge of any such other matter which will come before the meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, the number of shares owned by the named Executive Officers in the Summary Compensation Table and by all Directors and Executive Officers as a group.

Name and Address                    Shares Owned         Percent
of Beneficial Owner                 Beneficially(1)      of Class
----------------------------------------------------------------------
Simmons First National Corporation
     Employee Stock Ownership Trust    465,245(2)         8.12%
     501 Main Street
     Pine Bluff, AR 71601
John Hancock Advisers, Inc.            333,500            5.82%
     101 Huntington Avenue
     Boston, MA 02199
Barry L. Crow(3)                        23,630              *
J. Thomas May(4)                        61,631            1.07%
John L. Rush(5)                         20,483              *
James P. Powell(6)                      10,793              *
All directors and officers
   as a group (12 persons)             360,343            6.23%
-------------------------

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     1 Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     2 The Simmons First National Corporation Employee Stock Ownership Plan ("ESOP") purchases, holds and disposes of shares of the Company's stock pursuant to a Plan under the terms of which the Executive Compensation and Retirement Committee directs the trustees of the Trust concerning when, how many and upon what terms to purchase or dispose of such shares, other than by distribution under the Plan. Shares held by the Trust may be voted only in accordance with the written instructions of the beneficiaries of the Trust, who are all employees or former employees of the Company and its subsidiaries.

     3 Mr. Crow owned of record 4,548 shares; 9,582 shares were held in his fully vested account in the ESOP, 300 shares were held by his wife, and 9,200 shares were deemed held through exercisable incentive stock options.

     4 Mr. May owned of record 21,718 shares; 30 shares were owned by his wife; 20 shares were owned by his stepchildren; 5,363 shares were held in his fully vested account in the ESOP; and 34,500 shares were deemed held through exercisable stock options.

     5 Mr. Rush owned of record 4,151 shares; 8,032 shares were held in his fully vested account in the ESOP and 8,300 shares were deemed held through exercisable incentive stock options.

     6 Mr. Powell owned of record 2,791 shares; 75 shares were held jointly with his wife; 403 shares were held by his wife; 6,424 shares were held in his fully vested account in the ESOP and 1,100 shares were deemed held through exercisable incentive stock options.


                              ELECTION OF DIRECTORS

     The Board of Directors of the Company recommends that the number of directors to be elected at the meeting be fixed at nine (9) and that the persons named below be elected as such directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified. Each of the persons named below is presently serving as a director of the Company for a term which ends on April 28, 1998, or such other date upon which a successor is duly elected and qualified.

     The proxies hereby solicited will be voted for the election of the nominees shown below, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy will be exercised to vote for the election of a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

     The table below sets forth the name, age, principal occupation or employment during the last five years, prior service as a director of the Company, the number of shares and percentage of the outstanding Common Stock beneficially owned, with respect to each director and nominee proposed, as reported by each nominee:

                               Principal                      Director      Shares      Percent
Name                    Age    Occupation1                     Since        Owned(2)    of Class
-------------------------------------------------------------------------------------------------
W. E. Ayres             67     Retired, formerly Chairman      1977         57,671(3)     1.00%
                               of the Company and the Bank

Ben V. Floriani         55     Chairman and Chief Executive    1988         19,080(4)       *
                               Officer, Simmons First Bank
                               of South Arkansas

Lara F. Hutt, III       62     President, Hutt Building        1995(5)      37,354(6)       *
                               Material Company, Inc.

George Makris, Jr.      41     President, M. K.                1997         12,614(7)       *
                               Distributors, Inc.
                               (Beverage Distributor)

J. Thomas May           51     Chairman, President and         1987         61,631(8)     1.07%
                               Chief Executive Officer of
                               the Company;  Chairman
                               and Chief Executive Officer
                               of the Bank

David R. Perdue         63     Vice President, JDR, Inc.       1976         19,500(9)       *
                               (Investments)

Harry L. Ryburn         62     Orthodontist                    1976         20,608(10)      *

Donald W. Stone         66     Retired, formerly               1977         54,127(11)      *
                               Chairman, Simmons
                               First Bank of Jonesboro

Henry F. Trotter, Jr.   59     President, Trotter              1995(12)     22,852(13)      *
                               Ford, Inc.; President,
                               Trotter Auto, Inc.
------------------

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     1 All persons have been engaged in the occupation listed for at least five years.

     2 Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     3 Mr. Ayres owned of record 48,557 shares; 606 shares were owned jointly with his wife; 8,508 shares were owned by his wife.

     4 Mr. Floriani owned of record 6,750 shares; 5,830 shares were held in his fully vested account in the ESOP; and 6,500 shares were deemed held through exercisable stock options.

     5 Prior to his election in 1995, Mr. Hutt has previously served as a director of the Company from 1976 through 1992. He has served continuously since 1976 as a director of the Bank.

     6 Mr. Hutt owned of record 30,354 shares; and 6,900 shares were owned by his wife.

     7 Mr. Makris owned of record 4,500 shares; 225 shares were held as custodian for a minor child; 1,150 shares were held in his wife's Individual Retirement Account, 3,643 shares are held in the M-K Distributors, Profit Sharing Trust of which Mr. Makris is a trustee with shared dispositive and voting power and 3,096 shares were held in a trust under which Mr. Makris is trustee and has sole voting power.

     8 Mr. May owned of record 21,718 shares; 30 shares were owned by his wife; 20 shares were owned by his stepchildren; 5,363 shares were held in his fully vested account in the ESOP; and 34,500 shares were deemed held through exercisable stock options.

     9    Mr. Perdue owned of record 17,685 shares; and 1,815 shares were owned by his wife.

     10 Dr. Ryburn and his wife are general and limited partners in a family limited partnership pursuant to which 20,608 shares are attributable to Dr. Ryburn.

     11 Mr. Stone owned of record 20,500 shares; and 33,627 shares were owned by his wife.

     12 Prior to his election in 1995, Mr. Trotter previously served as a director of the Company from 1973 through 1992.

     13 Mr. Trotter owned of record 14,332 shares; and 8,520 shares were owned by Bluff City Leasing, Inc., of which Mr. Trotter is President.

Committees and Related Matters

     Among the various committees of the Board of Directors of the Company are the Audit and Security Committee and Executive Compensation and Retirement Committee. The board of directors of the Company has no standing nominating committee or other committee performing a similar function.

     During 1997, the Audit and Security Committee was composed of David Perdue, Lara F. Hutt, III, Adam B. Robinson, Sr. (non-voting Advisory Director), Mary Pringos (Director of Simmons First National Bank), Beverly Morrow (Director of Simmons First National Bank), N. Casey Jones (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director). This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 1997, this Committee met 12 times.

     The Executive Compensation and Retirement Committee, which was composed of
W. E. Ayres, C. Ramon Greenwood, Harry L. Ryburn, David R. Perdue, Adam B. Robinson, Sr. (non-voting Advisory Director), N. Casey Jones (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director) during 1997, fixes the compensation of executive officers of the Company, adopts the salary programs for other personnel and administers the retirement and employee benefit plans of the Company. During 1997, the Executive Compensation and Retirement Committee met 5 times.

     The Board of Directors of the Company met 12 times during 1997, including regular and special meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of all committees on which such director served.

Certain Transactions

     From time to time the Bank, Simmons First Bank of Russellville, Simmons First Bank of South Arkansas, Simmons First Bank of Jonesboro, Simmons First Bank of Searcy, Simmons First Bank of Dumas and Simmons First Bank of Northwest Arkansas, banking subsidiaries of the Company, have made loans and other extensions of credit to directors, officers, their associates and members of their immediate families, and from time to time directors, officers and their associates and members of their immediate families have placed deposits with these banks. These loans, extensions of credit and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present otherunfavorable features.

Director Compensation

     The Directors of the Company are paid a monthly retainer of $300 and $100 for attending each meeting of the Board and committees.

                             EXECUTIVE COMPENSATION

     The tables below set forth the compensation for 1995, 1996 and 1997 of the Chief Executive Officer and the three highest paid executive officers of the Company, being the only executives whose total cash compensation exceeded $100,000 during 1997.

                           Summary Compensation Table
                                                                              Long Term
                              Annual Compensation                            Compensation
                     ----------------------------------------   --------------------------------------
                                                     Other
                                                     Annual      Restricted   Securities   All Other
Name and                                             Compen-     Stock        Underlying   Compen-
Principal                                            sation(2)   Awards(3)     Options/    sation(4)
Position              Year   Salary($)  Bonus($)(1)    ($)         ($)         SARs (#)      ($)
------------------------------------------------------------------------------------------------------
J. Thomas May,        1997   $275,000   $55,739      $ 9,600     $79,875       45,000       $69,534
Chief Executive       1996   $250,000   $55,855      $10,300           0            0       $64,554
Officer               1995   $250,000   $32,250      $10,600           0       15,000       $60,048

Barry L. Crow,        1997   $121,578   $27,869            0           0            0       $10,347
Executive Vice        1996   $118,037   $27,714      $   800           0        3,000       $ 9,286
President             1995   $118,037   $18,750            0           0        4,500       $ 7,374

John L. Rush,         1997   $106,191   $21,282      $ 9,500           0            0       $ 8,995
Secretary             1996   $103,098   $21,163      $ 9,700           0        3,000       $ 8,049
                      1995   $103,098   $13,875      $ 9,600           0        3,000       $ 6,367

James P. Powell,      1997   $ 86,683   $18,749            0           0            0       $ 7,436
Senior Vice           1996   $ 84,158   $18,644            0           0        3,000       $ 6,575
President & Auditor   1995   $ 85,158   $11,250            0           0            0       $ 5,071
----------------------

 1 The Bonuses shown in this column are earned and paid pursuant to the Simmons First National Corporation Incentive Compensation Program, which is more fully described in the Compensation Committee Report on Executive Compensation.

 2 Fees paid to Directors and the Secretary for attendance at meetings of the Board of Directors of the Company and its subsidiaries.

 3 On May 29, 1997 Mr. May was awarded a grant of 3,000 shares of restricted stock for purchase at $1.00 per share. This grant constitutes all of the restricted shares granted to Mr. May by the Corporation. The aggregate value of the restricted stock (net of the purchase price) as of December 31, 1997 was $123,000.00. The restricted shares will vest over three (3) years with an aggregate of 750 shares vested after 1 year, 1,500 shares vested after 2 years and 3,000 shares vested after 3 years. The Corporation will pay dividends on the restricted shares at the same rate as all other outstanding shares of Class A Common Stock of the Corporation.

 4 For 1997, this category includes for Mr. May contribution to the ESOP, $8,142, the Company's matching contribution to the 401(k) Plan, $2,000, the accrual to his deferred compensation agreement, $58,312 and life insurance premiums, $1,080; for Mr. Crow contribution to the ESOP, $7,887, the Company's matching contribution to the 401(k) Plan, $1,937, and life insurance premiums, $523; for Mr. Rush contribution to the ESOP, $6,854, the Company's matching contribution to the 401(k) Plan, $1,684, and life insurance premiums, $457; for Mr. Powell contribution to the ESOP, $5,670, the Company's matching contribution to the 401(k)Plan, $1,393, and life insurance premiums, $373. For 1996, this category includes for Mr. May contribution to the ESOP, $6,544, the Company's matching contribution to the 401(k) Plan, $1,875, the accrual to his deferred compensation agreement, $54,785 and life insurance premiums, $1,350; for Mr. Crow contribution to the ESOP, $6,387, the Company's matching contribution to the 401(k) Plan, $1,875, and life insurance premiums, $1,024; for Mr. Rushcontribution to the ESOP, $5,557, the Company's matching contribution to the 401(k) Plan, $1,598, and life insurance premiums, $894; for Mr. Powell contribution to the ESOP, $4,543, the Company's matching contribution to the 401(k) Plan, $1,302, and life insurance premiums, $730. For 1995, this category includes for Mr. May contribution to the ESOP, $5,842, the Company's matching contribution to the 401(k) Plan, $950, the accrual to his deferred compensation agreement, $52,176 and life insurance premiums, $1,080; for Mr. Crow contribution to the ESOP, $5,301, the Company's matching contribution to the 401(k) Plan, $1,057, and life insurance premiums, $1,016; for Mr. Rush contribution to the ESOP, $4,574, the Company's matching contribution to the 401(k) Plan, $905, and life insurance premiums, $888; for Mr. Powell contribution to the ESOP, $3,692, the Company's matching contribution to the 401(k) Plan, $654, and life insurance premiums, $725. Certain additional personal benefits, including club memberships, are granted to officers of the Company, including the named executive officers; however, in the Company's estimation the value of such personal benefits to the named executive officers does not exceed the lesser of $50,000 or 10% of the aggregate compensation of any such officer.


Option/SAR Grants During the 1997 Fiscal Year

 The following table provides information on option/SAR grants to the named executive officers during 1997.

                      Option/SAR Grants in Last Fiscal Year
                        Individual Grants
                                                                Potential Realized
                Number of                                       Value at Assumed
                Securities  % of Total                          AnnualRates of
                Underlying  Options      Exercise               Stock Price
                Options/    Granted to   or Base                Appreciation For
                  SARs      Employees    Price      Expiration  the Option Term
Name            Granted(#)  Fiscal Year  ($/Sh)     Date        5%($)(1)
--------------------------------------------------------------------------------------
10%($)(1)
J. Thomas May    9,000       16.82%      $27.00     5/28/07     $152,821    $387,279
                 9,000       16.82%      $27.00     5/28/08     $172,612    $450,307
                 9,000       16.82%      $27.00     5/28/09     $193,393    $519,628
                 9,000       16.82%      $27.00     5/28/10     $215,213    $595,902
                 9,000       16.82%      $27.00     5/28/11     $238,123    $679,792
Barry L. Crow        0           --         ---        ---         ---         ---
John L. Rush         0           --         ---        ---         ---         ---
James P. Powell      0           --         ---        ---         ---         ---
------------------

 1 The sum in these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year End Option Values

    The following table sets forth information with respect to the named executive officers concerning unexercised options held as of December 31, 1997.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End
                               Option/SAR Values
                    Shares                   Number of Securities Underlying      Value of Unexercised
                    Acquired      Value      Unexercised Options at FY-End        In-the-Money Options
                    on Exercise   Realized   Options at FY-End (#)                   at FY-End ($)(1)
Name                 (#)            ($)      Exercisable / Unexercisable       Exercisable / Unexercisable
------------------------------------------------------------------------------------------------------------
J. Thomas May       3,000         $73,937         34,500 / 46,500                 $856,313 / $816,750
Barry L. Crow       1,200         $33,850          9,000 /  3,300                 $245,100 / $ 63,050
John L. Rush        1,200         $33,850          8,100 /  2,700                 $225,750 / $ 50,850
James P. Powell       300         $ 4,525          1,200 /  1,500                 $ 21,700 / $ 26,600
--------------------

 1 The Value Realized is computed using the exercise price upon exercise of the respective options. The Value of Unexercised In-the-Money Options at FY-End is computed using $42.00, the closing price for the Company's stock on December 31, 1997.

Performance Graph

 The graph below shows a comparison of the cumulative total shareholder return (assuming reinvestment of dividends), as of December 31 of each year, for the Common Stock, the S&P 500 Index and the NASDAQ Bank Stock Index, assuming a $100 investment on December 31, 1992.

 Note: The results shown on the graph below is not indicative of future price performance.

            Comparison of Cumulative Five Year Total Return
               SFNC, S&P 500 Index and NASDAQ Bank Index

             1992      1993      1994      1995      1996     1997
--------------------------------------------------------------------
SFNC         $100      $124      $106      $144      $195     $316
S&P 500      $100      $110      $112      $153      $189     $252
NASDAQ Bank  $100      $114      $114      $169      $223     $377



Deferred Compensation and Change in Control Arrangements

     One of the individuals named above, J. Thomas May, is a party to a deferred compensation agreement, under the terms of which Simmons First National Bank, agrees to pay to Mr. May, upon normal retirement at age 65, or upon death or disability prior to age 65, a monthly sum of deferred compensation equal to one twelfth (1/12) of fifty percent (50%) of the final average compensation (the average compensation paid to him by the employer for the most recent five consecutive calendar years), less the accrued monthly benefit to such individual under the deferred annuity received upon the termination of the Company's pension plan; such payments begin the month following retirement and continue for 120 consecutive months or until the individual's death, whichever shall occur later.

     Further, the deferred compensation agreement provides that, in the event of a change of control of the Company and the subsequent separation from service of Mr. May, eligibility to receive payments under the Agreement will be accelerated. In such circumstance, if Mr. May has attained age 60, the officer is entitled to commence receiving the specified monthly payments under the agreement immediately after separation from service, without any actuarial reduction due to age. If at such time he has not attained age 60, Mr. May will be entitled to immediately commence receiving 72 monthly payments equal to one twelfth (1/12) of fifty (50%) percent of the final average compensation, less the accrued monthly benefit to such individual then payable under the annuity received pursuant to the termination of the Company's pension plan.

Compensation Committee Interlocks and Insider Participation

     During 1997, the Executive Compensation and Retirement Committee was composed of W. E. Ayres, C. Ramon Greenwood, David R. Perdue, Harry L. Ryburn, Adam B. Robinson, Sr. (non-voting Advisory Director), N. Casey Jones (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director). None of these individuals were employed as officers or employees of the Company during 1997. Prior to retirement in 1983 and 1995, respectively, Louis L. Ramsay, Jr. and W. E. Ayres were previously employed by the Company in various capacities, including Chief Executive Officer.

Compensation Committee Report on Executive Compensation

     The Executive Compensation and Retirement Committee issued the following report on the general guidelines for executive compensation and the bases for establishing the compensation of the Chief Executive Officer:

General Compensation Guidelines for Executive Officers

     The Company and its subsidiaries in establishing executive compensation, analyze four aspects of total compensation: Salary, Incentive Compensation, Stock Options and Restricted Stock, and Retirement Compensation.

     The Company, after consultation with a compensation consultant, established job grades and determined the value of each job within the Company. Subject to adjustment for unique factors affecting the job or the executive, the Company generally targets the midpoint of the market salary range, as adjusted annually, as the guide for salaries for executive officers, who are satisfactorily performing their duties. However, in spite of performance which the committee believes to be exemplary, the salary of the Chief Executive Officer of the Company has been and is below the midpoint of the market compensation ranges for this position.

     The Simmons First National Corporation Incentive Compensation Program provides compensatory incentives for executive officers to reinforce achievement of the financial goals of the Company, its subsidiary banks and the participating executives. At the beginning of each year, participating executives are allocated incentive points, which are the basis of the executive's participation within the program. Annually, performance thresholds are established for the Company (net income threshold), each of the subsidiary banks (net income threshold) and each of the participating executive officers (thresholds based upon actual department income and expense factors versus budgeted items). Incentive compensation is payable under the Plan for a fiscal year only if (1) the Company satisfied an applicable threshold, (2) the entity employing the executive satisfied an applicable threshold and (3) the executive satisfied at least 75% of the applicable individual threshold. Performance by the Company and the subsidiary banks above the thresholds may proportionately increase the compensation of each incentive point.

     The Company maintains an incentive stock option plan and an executive stock incentive plan for additional incentive compensation to certain executive officers. The Plans provide an incentive for the participating executive officers to enhance the long term financial performance of the Company and the value of the Common Stock. Participation under these Plans has been offered to those executive officers whose long term employment and job performance can significantly affect the continued profitability of the Company and its subsidiary banks.

    The Company also maintains an Employee Stock Ownership Plan and a 401(k) Plan to provide retirement benefits for substantially all of its employees, including its executive officers. In addition, one of the subsidiary banks has deferred compensation agreements for one of the executive officers, as a supplement to the retirement benefits available under the other plans. This agreement provides for a monthly benefit at age 65, or earlier upon death or disability, equal to 50% of the average monthly compensation of the executive officer during the prior five years and provides certain benefits, in the event of a change in control of the Company and the subsequent separation from service by the executive officer.

Bases for the Chief Executive Officer's Compensation

     The salary and retirement benefits provided to the Chief Executive Officer is set by the Executive Compensation and Retirement Committee and approved by the Board of Directors, after an examination of the annual market analysis provided by the compensation consultant retained by the Company. The Committee has historically emphasized incentive compensation for the Chief Executive Officer, through the incentive compensation program and stock options and restricted stock grants.

     The Chief Executive Officer was allocated 550 points in the incentive compensation program. His threshold of performance was based upon the net income of the Company (60%) and Simmons First National Bank (40%). The Company met its performance threshold for 1997. Based upon the 1997 performance of the Company, the compensation value of each of his points was $101.34. The incentive compensation earned by the Chief Executive Officer under this Program was $55,739.00.

                  EXECUTIVE COMPENSATION & RETIREMENT COMMITTEE

Harry L. Ryburn, Chairman    Louis L. Ramsay, Jr.      C. Ramon Greenwood
N. Casey Jones               Adam B. Robinson, Sr.     David R. Perdue
W. E. Ayres


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers of any company registered under that Act to file statements on SEC Forms 3, 4 & 5 with the Securities and Exchange Commission, showing their beneficial ownership in securities issued by such company. Based upon a review of such statements by the directors and officers of the Company for the preceding fiscal years, provided to the Company by such persons, the Company has identified the following persons who failed to timely file the required statements during the preceding fiscal year: Dr. Harry Ryburn reported on his Form 5 for 1997 two transactions late for 1995 and 1996 reflecting gifts to his children of interests in a family limited partnership which held shares of the Corporation and two transactions by an investment club in which he is a member reflecting his proportionate share of purchases of stock in the corporation during 1987 totaling 33 shares. James P. Powell reported on his 1997 Form 5 one purchase transaction for 5 shares during 1995 which had not been previously reported.


              PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                 OF THE CLASS A COMMON STOCK OF THE CORPORATION


     The Company's board of directors has determined that it is advisable, and has voted unanimously, to recommend the adoption of an amendment to the Articles of Incorporation to increase the number of authorized shares of Class A Common Stock ("Common Stock") of the Company from 10,000,000 to 30,000,000 shares.

     This proposal is to authorize additional shares of the Common Stock, the Company's only outstanding class of stock. There are no preemptive rights with respect to the shares of Common Stock.

     The principal reason for the proposed amendment to increase the number of authorized shares of the Common Stock is to provide sufficient shares to enable the Company to issue additional shares, if needed, to effect future stock dividends or to engage in acquisitive transactions. As of February 18, 1998, the Company has 5,726,812 shares of Common Stock issued and outstanding, 216,900 shares of Common Stock committed to the Simmons First National Corporation Incentive and Nonqualified Stock Option Plan and 142,000 committed to the Simmons First National Corporation Executive Stock Incentive Plan. Management believes the remaining number of authorized but unissued shares may not be sufficient for future needs of the Company. If the proposed amendment is approved by the shareholders, the additional authorized shares of Common Stock will be available for general corporate purposes, including public offerings, stock dividends and acquisitions. The Company presently has no specific plan for the issuance or use of the additional shares sought to be authorized by this proposal.


     The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of the present shareholders of the Company. In the event additional shares of the Common Stock are subsequently issued to persons other than the present shareholders in proportion to their existing holdings of Common Stock, such issuance could have a substantial dilutive effect on existing shareholders.

     The Board of Directors believes that the authorization of additional shares of Common Stock will provide several long term benefits to the Company and its shareholders, including possible future acquisitive transactions using the Common Stock. While the Company has no present plans, understandings or agreements concerning any future acquisitions, the issuance of additional shares of Common Stock pursuant to an acquisition may have a dilutive effect on the earnings per share, book value per share and the voting power of existing shares of Common Stock. Management would expect that any dilutive effect on the book value per share or the earnings per share of such an acquisitive transaction would be relatively short in duration.

     The availability for issuance of the additional authorized shares of Common Stock as proposed also may potentially have an anti-takeover effect. In the event of the issuance of additional shares of Common Stock obtaining shareholder approval of various actions, such as a merger, may be more difficult. The issuance of some portion or all of the proposed increase in the authorized shares of Common Stock could be utilized by the Board of Directors to render more difficult an attempt by another person or entity to obtain control of the Company, though the Board has no present knowledge of any such takeover efforts While the present intention of the Board is to use the additional authorized shares of Common Stock for general corporate purposes, including public offerings, stock dividends and acquisitions, the present intention of the Board does not include issuing any additional shares for anti-takeover purposes.


     The Board of Directors proposes to amend the Articles of Incorporation as set forth above and to restate the Articles of Incorporation of the Company with such amendment. If authority to amend and restate the articles is granted by the stockholders at the Shareholders' Meeting, management intends to file the Amended and Restated Articles of Incorporation immediately following such approval, and the Amended and Restated Articles of Incorporation will become effective upon filing with the Arkansas Secretary of State.

     ADOPTION OF THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY VOTING AT A MEETING AT WHICH A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY ARE PRESENT, IN PERSON OR BY PROXY. THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTERESTS OF ALL SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR ITS ADOPTION. UNLESS INSTRUCTED TO ABSTAIN OR VOTE AGAINST THE PROPOSAL OR AUTHORITY TO VOTE IS WITHHELD, THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

 The firm of Baird, Kurtz & Dobson served as the Company's auditors in 1997 and has been selected to serve in 1998. Representatives of Baird, Kurtz & Dobson are expected to be present at the shareholders meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

 The annual report of the Company and its subsidiaries for the year ended December 31, 1997, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

 Upon written request by any shareholder addressed to Mr. John L. Rush, Secretary, Simmons First National Corporation, P. O. Box 7009, Pine Bluff, Arkansas, 71611, a copy of the Company's annual report for 1997 on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, will be furnished without charge.

                        PROPOSALS FOR 1999 ANNUAL MEETING

 Proposals of shareholders intended to be presented at the 1999 annual meeting of the shareholders of the Company must be received by the Company at its principal executive offices on or prior to November 20, 1998, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

 Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush

John L. Rush, Secretary
Pine Bluff, Arkansas
March 20, 1998



                                   APPENDIX A

                       SIMMONS FIRST NATIONAL CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
               THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 28, 1998

The undersigned hereby constitutes and appoints William C. Bridgforth, Leigh Spann and Eugene Hunt, as Proxies, each with the power of substitution, to represent and vote as designated on this proxy card all of the shares of common stock of Simmons First National Corporation held of record by the undersigned on February 18, 1998, at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 1998, and any adjournment thereof.

This proxy, when properly executed, will be voted as directed. IF NO DIRECTION, IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

                 (Continued, and to be signed on the other side)


                                      PROXY

                         ANNUAL MEETING OF SHAREHOLDERS
                       SIMMONS FIRST NATIONAL CORPORATION

(1)  PROPOSAL TO FIX NUMBER OF DIRECTORS AT NINE.

          ____ FOR     _____ AGAINST    _____  ABSTAIN

(2)  ELECTION OF DIRECTORS: (mark only one box)

       ____ FOR ALL NOMINEES

       ____ WITHHOLD AUTHORITY FOR ALL NOMINEES

       ____ WITHHOLD AUTHORITY FOR CERTAIN NOMINEES below whose names have been lined through

        W. E. Ayres           George A. Makris, Jr.       Dr. Harry L. Ryburn
        Ben V. Floriani       J. Thomas May               Donald W. Stone
        Lara F. Hutt, III     David R. Perdue             Henry F. Trotter, Jr.


(3) To amend the Articles of Incorporation to increase the number of authorized shares of Class A, $1.00 par value, Common Stock of the Company from 10,000,000 to 30,000,000.

          ____ FOR     _____ AGAINST    _____  ABSTAIN

(4) Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned hereby constitutes and appoints Jane Roe Buckley, Eugene Hunt and William C. Bridgforth, as Proxies, each with the power of substitution, to represent and vote as designated on this proxy all shares of the common stock of Simmons First National Corporation held of record by the undersigned on February 28, 1997, at the Annual Meeting of Shareholders to be held on Tuesday, April 22, 1997, at 7:45 P.M., and any adjournment thereof. This proxy when properly executed, will be voted as directed. IF NO DIRECTION, IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

The undersigned acknowledge receipt of this ballot, Notice of Annual Meeting, Proxy Statement and Annual Report.


-----------------------------                         -----------

-----------------------------------                   ------------
Signature(s) of Shareholders(s)                         Date

IMPORTANT: Please date this proxy and sign your name exactly as your name appears and return promptly in the envelope provided.

Shares:___________                                 Ballot No.:___________




                       SIMMONS FIRST NATIONAL CORPORATION

                              PINE BLUFF, ARKANSAS


                             DINNER RESERVATION CARD


Please make reservations for the shareholder's dinner on April 28, 1998, at 6:30 p.m., at the Pine Bluff Convention Center Banquet Hall.

_______________    I will attend.

_______________    A guest and I will attend.

_______________    I will not attend.